SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ]   Preliminary proxy statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X]   Definitive proxy statement
    [ ]   Definitive additional materials
    [ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Fairmount Chemical Co., Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X]  No fee required.
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5)  Total fee paid:

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    [ ]  Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)           Amount previously paid:

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
                          FAIRMOUNT CHEMICAL CO., INC.
                              117 Blanchard Street
                            Newark, New Jersey 07105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                  May 20, 1998


To The Stockholders of
Fairmount Chemical Co., Inc.

                  The Annual Meeting of Stockholders of FAIRMOUNT CHEMICAL CO., INC. (the "Company") will be held at the offices of Ross & Hardies, Park Avenue Tower, 65 East 55th Street, New York, on May 20, 1998, at 10:00 A.M., local time, for the following purposes:

                      1. To elect three (3) directors.

                      2. To vote on the ratification of the appointment of KPMG Peat Marwick LLP as independent certified accountants for the Company for 1998.

                      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

                  This notice is accompanied by the Company's Annual Report to Stockholders for the year ended December 31, 1997, which shall not be deemed to be soliciting material or incorporated in the annexed Proxy Statement by reference.

                  The Board of Directors has fixed the close of business on April 15, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. Whether or not you plan to attend the meeting, you are urged to complete the enclosed proxy card and sign and return it promptly in the enclosed postpaid return envelope. Returning the proxy card will not affect your right to revoke the proxy or to vote in person at the meeting.

                                             By Order of the Board of Directors,



                                             JAMES F. GILDAY
                                             Secretary

Dated:            April  21 ,1998
                  Newark, New Jersey

                          FAIRMOUNT CHEMICAL CO., INC.
                              117 Blanchard Street
                            Newark, New Jersey 07105

                                 PROXY STATEMENT

                      SOLICATION AND REVOCATION OF PROXIES

                  The enclosed proxy is solicited by the Board of Directors of Fairmount Chemical Co., Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held on May 20, 1998, and at any adjournment thereof (the "Annual Meeting"). The proxy is revocable at any time prior to its exercise either by execution of another proxy or by voting in person at the Annual Meeting.

                  The stock transfer books of the Company will not be closed, but the Board of Directors has fixed the close of business on April 15, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On that date, there were 8,292,866 shares of common stock (the "Common Stock") outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

                  The Bylaws of the Company provide that, except as otherwise required by law or by the Company's Certificate of Incorporation, a majority in interest of all the stock issued and outstanding and entitled to vote shall constitute a quorum for the consideration of any question, but a lesser interest may adjourn the meeting from time to time. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect the three nominees for director named on the proxy, and the affirmative vote of a majority of the votes cast is required to ratify the appointment of KPMG Peat Marwick LLP as independent certified public accountants for the Company for 1998.

                  Abstentions and broker non-votes will be included when determining whether a quorum is present at the Annual Meting. Abstentions and broker non-votes have no effect on voting for the election of directors because neither is considered a vote cast. An abstention has the effect of voting against a matter where a vote of a majority of the shares present is required since an abstention is counted as a share present but is not counted as a vote for such matter. Broker non-votes have no effect where a majority of the shares present is required since they are not counted as shares present with respect to such matter. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee has discretionary voting power or has received such instructions).

                  To assure adequate representation at the Annual Meeting, stockholders are requested to sign and return the enclosed proxy promptly. The shares represented by the proxy will be voted in accordance with the instructions of the person executing the same. In the absence of instructions to the contrary, proxies will be votes "FOR" the election of the three nominees for director named in the proxy, and "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company for 1998.

                  This proxy Statement and the enclosed form of Proxy are first being mailed on or about April 21, 1998.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


Principal Holders of Voting Securities

                  To management's knowledge, the table set forth below indicates the beneficial ownership (direct unless otherwise indicated) of the Common Stock of the Company as of April 16, 1998 by (i) persons owning more than 5% of such stock, (ii) each director of the Company, (iii) each named executive officer and
(iv) by all executive officers and directors of the Company as a group.

                                                     Amount and
Name and Address of Beneficial                       Nature of
Owner or Designation of Group                        Beneficial
Class                                                Ownership        Percentage

Howard Leistner, Hedi Mizrack                        4,789,200          57.7%
and Gilbert Leistner Irrevocable
Grantor Trust (1)
117 Blanchard Street
Newark, New Jersey 07105

Da Mota Family Partnership                           1,313,590          15.8%
Estate of Dona Da Mota                                 833,624          10.1%
c/o Glen Da Mota
37 Taunton Hill Road
Newtown, CT 06470

Howard Leistner (2) (4)                              1,596,900          19.3%

Richard Mizrack (3) (4)                              1,596,600          19.3%

Dr. Reidar Halle (4) (5)                                -                -

James Gilday (6)                                        15,000           -

William Setzler (7)                                     43,000           -

Todd Walker (8)                                         20,000           -

All Officers and Directors as a                      3,208,400          38.7%
Group (6 Persons)

                  The Howard Leistner, Hedi Mizrack and Gilbert Leistner Irrevocable Grantor Trust (the "Leistner Trust"), which controls 57.7% of the outstanding shares of the Company, can elect the entire Board of Directors and ratify the appointment of KPMG Peat Marwick LLP as independent certified public accountants.

(1) On April 9, 1998 the transfer of 4,789,200 common shares and 5,400,000 preferred shares of the Company's stock was executed from the Estate of William E. Leistner (the "Leistner Estate") to the Howard Leistner, Hedi Mizrack and Gilbert Leistner Irrevocable Grantor Trust (the "Leistner Trust"). The Leistner Trust will terminate on June 19, 2002. Howard Leistner, Hedi Mizrack and Gilbert Leistner are William E. Leistner's children and each has sole voting and investment power over 1,596,400 common shares held in the Leistner Trust. Richard Mizrack is married to Hedi Mizrack.

(2) Includes 1,596,400 shares in the Leistner Trust over which Howard Leistner has sole voting and investment power (See Note 1 above).

(3) Richard Mizrack disclaims beneficial ownership over 1,596,500 common shares, 1,596,400 common shares of which are owned by his wife, Hedi
     Mizrack, in the Leistner Trust and over which she has sole voting and investment power and another 100 shares which are owned by his wife individually (See Note 1 above).

(4)  The named individual is a director and nominee of the Company.

(5) The named individual is interim Chief Executive Officer and President of the Company.

(6)  The named individual is a director of the Company.

(7) The named individual was Chief Executive Officer of the Company during the last fiscal year.

(8) The named individual was Chief Executive Officer and President of the Company during the last fiscal year.

ITEM ONE.  ELECTION OF DIRECTORS

Nominees

                  There are three directors to be elected. One of the current directors, James F. Gilday, has declined to stand for reelection. The Company has not identified a successor at this time. There will be a vacancy on the Board in the interim. The Board of Directors recommends a vote "FOR" the election as directors of the following nominees, and unless otherwise directed, proxies received in response to this solicitation will be voted for the election as directors of the following three nominees to serve until the next Annual Meeting and until their successors are elected and qualified. Each nominee is currently a director of the Company and was elected at a Special Meeting of the Board of Directors on September 11, 1997.

                  If for any reason any of these nominees becomes unable or unwilling to serve at the time of the meeting, it is the intention of the persons named in the proxy to vote the proxies for the remaining nominees and for such substitute nominees as the Board of Directors may designate, or if none are designated, the size of the Board will be reduced. It is not anticipated that any nominee will be unavailable for election.

                  The following table and text furnishes for each director and nominee, his name, age, principal occupation for the past five years and the year he first became a director of the company.

Name and Age                         Principal Occupation


Dr.  Reidar T. Halle,  55            President  and   Chief  Executive  Officer
Director  since  September, 1997     since January,  1998.  Elected Director in
                                     September,  1997.  Managing  Director  of
                                     Qual Tech  Enterprises, Inc. 1987 to 1998.


Howard R. Leistner, 66               Chairman of the Board of Directors, since
Director since September, 1997       January, 1998.    Elected  director  in
                                     September,  1997.   Consultant  (self-
                                     employed), 1986 to present. Vice President of Witco Corp., a major international specialty chemical manufacturer listed on the New York Stock Exchange (1970 to 1985).

Richard Mizrack, 55                  Elected director in September, 1997.
Director since September, 1997       Partner in the law offices of Mizrack
                                     and Gantt, 1997 to present.  Counsel
                                     in the law offices of Feingold & Napoli, LLP 1995 to 1996. Partner/Shareholder in the law offices of Ober, Khaler, Grimes and Shriver, 1990 to 1995.
                                     Director at UBE Industries (American), Inc.



James F. Gilday, 48                  Not a nominee.  Elected a director,
Director since June, 1997            Chief Financial Officer, Corporate
                                     Secretary in June, 1997.  Controller
                                     January,1994 to June,1997. FL
                                     Industries 1987-1993, controller at two
                                     locations, management positions in the
                                     treasury and risk insurance functions.

Related Tranactions


                  In May 1993, William E. Leistner purchased 5,400,000 shares of the Company's Convertible Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"), in exchange for the cancellation of $5,400,000 of indebtedness owed him by the Company, which are held by the Leistner Trust. The Company authorized the Preferred stock in its Restated Certificate of Incorporation, which was filed with the Secretary of State of New Jersey on May 13, 1993, and amended in May 1994. Holders of Preferred Stock are entitled to Common Stock. Shares of Preferred Stock are redeemable under certain circumstances. A balance of the indebtedness of $491,600 remained as accrued interest (the "Leistner Loan") after such conversion. On July 2, 1997 the Company replaced the $491,600 balance of the Leistner Loan, that was due April 1, 1998, with a promissory note to the Leistner Estate for the same amount, due January 1, 2005.


                  On March 20, 1992, a Credit Facility Loan Agreement ("Credit Facility) was created with monies contributed to a fund ("the Fairmount Fund") by William E. Leistner and the Estate of Olga H. Knoepke. The outstanding borrowings from the Credit Facility were $1,080,000. On July 2, 1997 the Credit Facility was terminated and the Company replaced the $1,080,000 of credit facility borrowings with new promissory notes due January 1, 2005. The Leistner Estate received a note for $648,000. Three notes were issued to beneficiaries of the Knoepke Estate. These three notes were issued to the da Mota Family Partnership - $224,640, Glen da Mota - $142,560 and Lynn da Mota - $64,800.

                  The Leistner Trust may be deemed to be "control persons" of the Company as such term is defined in Exchange Act Rule 12b-2.

Executive Officers of the Company

                  The name, age and all positions and officers with the Company of each executive officer are set forth below:

                  Name and Age               Position and Offices

         Robert C. Boyd, 53                  Vice President, Manufacturing

         James F. Gilday, 48                 Director, Vice President;
                                             Chief Financial Officer;
                                             Secretary, Treasurer

         Dr. Seymon Moshchitsky, 66          Vice President, Research and
                                             Development

         Dr. Reidar T. Halle, 55             Director, Chief Executive
                                             Officer, President

     The principal occupations for the past five years and stock ownership of Dr. Reidar T. Halle, Howard R. Leistner and Richard Mizrack are described under the sub caption "Nominees" above.

     Robert  C.  Boyd  joined  the  Company  in  June,  1996 as Vice  President,
Manufacturing. He is responsible for all manufacturing, environmental, engineering, maintenance and shipping activities at the Company's plant. Prior to that he was Vice President of Operations and Planning at De Soto, Inc. from 1993 to 1996 and Director of Purchasing at Lever Brothers Company from 1984 to 1993.

     Dr. Seymon Moshchitsky was elected Vice President, Research and Development of the Company in August, 1992. Prior to that Dr. Moshchitsky had been manager of the Company's Research and Development Department for over five years, and a Senior Research Chemist at the Company starting in 1982.

     Company executive officers are elected by the Board of Directors to hold office until the first meeting of the Board following the next Annual Meeting of Stockholders and until their respective successors are elected. All officers are subject to removal, with or without cause, by the Board of Directors at any time.

Meetings of the Board of
Directors and Committees

                  During 1997, the Board of Directors held five meetings, each of the Directors attended all the meetings. The audit committee consists of one director, Howard Leistner. The committee held one meeting. Among the Committee's functions are making recommendations to the Board of Directors regarding the continued engagement, reviewing the adequacy of the Company's system of internal accounting controls and reviewing and approving audit and non-audit fees.

                  The compensation committee consists of one director, Richard Mizrack, who is a non-employee director. The committee had one meeting in 1997. The compensation committee develops and administers the compensation programs for the Company's executive officers and other salaried employees. The compensation committee also works with the Chief Executive Officer in the assessment of the organization's effectiveness, leadership depth and the development of highly valued executives and other managers throughout the Company.

Section 16(a)  Beneficial Ownership Reporting Compliance

     Under SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of any Company common stock are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes during fiscal 1997, such SEC filing requirements were satisfied, except as described in the following sentences.

     Dr. Reidar Halle and James F. Gilday, each a director and executive officer of the Company, and Robert C. Boyd, an executive officer of the Company, knowingly failed to file on a timely basis one report each as required by
Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), during 1997. All of the required reports for Dr. Halle, Mr. Gilday and Mr. Boyd were subsequently filed in February, 1998. Dr. Halle's report covered his new position as officer and director, and Mr. Gilday's and Mr. Boyd's reports covered their new positions as officers of the Company.


     The DaMota Family Partnership, a 10% shareholder of the Company, knowingly failed to file on a timely basis a Form 3 reflecting its 10% shareholder status, and knowingly failed to file on a timely basis during 1995 a Form 4 reflecting the sale of some its common stock of the Company. The Estate of Dona DaMota, a 10% shareholder of the Company, knowingly failed to file on a timely basis during 1997 a Form 3 reflecting her acquisition of 10% of the Company's common stock.

                          COMPENSATION OF DIRECTORS AND
                               EXECUTIVE OFFICERS

Compensation of Directors

                  Non-employee directors of the Company received an annual cash retainer of $5,000. Non-employee directors received an additional fee of $1,000 for attending each Board Meeting. Directors who are also officers are not compensated for being directors.

Executive Compensation

                  Information with respect to the Chief Executive Officer and each individual serving as an executive officer of the Company on December 31, 1997 whose aggregate remuneration exceeded $100,000 during 1997 is set forth in tabular form below with respect to each of the Company's last three fiscal years.

                                    Summary Compensation Table

                                            Fiscal
Name and Position                           Year                 Compensation

Howard R. Leistner                          1997                 $  7,000
Chairman of the Board                       1996                      -
                                            1995                      -

Todd K. Walker                              1997                 $117,200
President and Chief                         1996                 $110,000
Operating Officer                           1995                 $103,000
(from December 1996;
previously Vice President,
Marketing (from September 1994)

William E. Setzler                          1997                 $ 28,400
Chairman of the Board                       1996                 $ 52,200
                                            1995                 $ 28,000

Dr. Reidar Halle                            1997                      -
                                            1996                      -
                                            1995                      -

     Dr. Reidar Halle was elected by the Board of Directors as President and Chief Executive Officer on an interim basis in January, 1998. His monthly compensation is $15,500. The Board of Directors is in the process of negotiating an employment agreement with Dr. Halle. The employment agreement is expected to provide for annual compensation of $141,500 and certain performance bonuses which have not yet been determined.

                  During the past three fiscal years, no compensation was awarded to, earned by or paid to any of the named executives (in the form of salary, bonus, stock appreciation rights, stock options or any other form of cash or non-cash consideration) other than as set forth in the chart above. Each of Todd K. Walker, Robert C. Boyd, Dr. Seymon Moshchitsky and James F. Gilday were granted the use of a leased company car in 1997.




Pension Plan

                  The Company maintains a defined benefit pension plan for its employees. Pension benefits to be paid from, and contributions to the plan are of a unit benefit type related to basic salary including a base wage, overtime payments and shift premiums, but excluding bonuses, commissions and other special additional Security benefits.

                  The following table sets forth, in straight life annuity amounts the estimated annual benefits upon retirement at age 60 in calendar year 1997, based on the post-1989 benefit formula, in the final average pay and service classifications specified:

                                Years of Service

Final Average
Annual Pay           10        15          20          25          30        35
----------           --        --          --          --          --        --

$  15,000          1,200       1,800     2,400       3,000       3,600     4,200

   30,000          2,430       3,646     4,860       6,076       7,291     8,506

   45,000          4,280       6,420     8,560      10,701      12,841    14,981

   60,000          6,130       9,196    12,261      15,326      18,392    21,456

   75,000          7,980      11,971    15,961      19,952      23,942    27,932

   90,000          9,830      14,746    19,661      24,577      29,492    34,407

Estimated annual benefits upon retirement at 65 for all officers as a group are $18,712.

                  Other than as described in this Proxy Statement and provisions under a union contract, the Company does not have, and within the past five years has not had, any other bonus plan, profit-sharing, pension, retirement, stock option, stock purchase, deferred compensation or other remuneration or incentive plan for its directors, officers and employees. The Company paid a holiday bonus to employees in the aggregate amount of $5,000 of which none was awarded to officers of the Company in January 1998 for the fiscal year ended December 31, 1997.

                  The Company's securities are not traded on any exchange. There has been no over-the-counter market activity with respect to the Common Stock since the last quarter of 1991, at which time the highest per share asked and bid prices of such shares were, respectively, $0.05 and $0.05.

                  As of April 21,1998, options for 72,500 shares are outstanding under the Plan held by 11 persons, including one executive officer who hold options to purchase 25,000 shares. As of April 21,1998 the average per share exercise price of all options under the Amended Plan is $1.00.

ITEM TWO.  RATIFICATION OF APPOINTMENT OF AUDITORS

                  Subject to stockholder ratification, the Board of Directors, upon the recommendation of the Audit Committee, has reappointed the firm of KPMG Peat Marwick LLP as independent certified public accountants to audit the financial statements of the Company for 1998, a service which such firm has furnished to the Company since 1982. If the appointment is not ratified by the stockholders, the Board of Directors may reconsider its appointment. One or more members of this firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

                  The  Board  of   Directors   recommends   a  vote   "FOR"  the
ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants to audit the financial statements of the Company for 1998.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

                  Proposals of stockholders intended to be submitted at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 9, 1998.

                            EXPENSES OF SOLICITATION

                  Solicitation of proxies is being made by management on behalf of the Board of Directors of the Company through the mail, in person and telephone through its regular employees who will not be additionally compensated. The cost of soliciting proxies will be borne by the Company. The Company will also reimburse brokerage houses and others for forwarding proxy material to beneficial owners of the shares.

                                  OTHER MATTERS

                  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, a copy of which accompanies this Proxy Statement, is hereby incorporated by reference. Stockholders not receiving a copy of the Annual Report to Stockholders may obtain on by writing or calling James F. Gilday, Secretary, Fairmount Chemical Co., Inc., 117 Blanchard Street, Newark, NJ 07105, (973) 344-5790.

                  At the date of this proxy statement, the Company knows of no other matters which might be presented for shareholder action at the meeting. If any matter not described herein arises, the persons appointed by the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment.

Dated:  April 21,1998


                                   By Order of the Board of Directors,



                                   /s/ JAMES F. GILDAY
                                       Secretary

PROXY                     FAIRMOUNT CHEMICAL CO., INC.                   PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1998

         The undersigned hereby appoints HOWARD R. LEISTNER AND DR. REIDAR T. HALLE and each of them with power of substitution, proxies of the undersigned to act on behalf of the undersigned at the Annual Meeting of stockholders of FAIRMOUNT CHEMICAL CO., Inc. to be held at 10:00 a.m., local time, May 20, 1998, at the offices of Ross & Hardies, Park Avenue Tower, 65 East 55th Street, New York, New York, and at any adjournments thereof, and to vote and to act as specified hereon, with respect to all of the undersigner's shares of Common stock of the Company which the undersigned would be entitled to vote if personally present.

         The shares represented hereby will be voted in accordance with the specifications made hereon, or, if no specification is made will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal 2 and in accordance with the proxies' best judgment on any other matter that may properly come before the meeting.

Please mark boxes |_| or |_| in blue or black ink  AUTHORITY TO VOTE WITHHELD
1.FOR ELECTION OF DIRECTORS (all nominees         (as to all nominees listed)|_|
  listed except as indicted to the contrary)  |_|
  Nominees:     Howard R. Leistner, Dr. Reidar T. Halle, and Richard Mitzrack
  Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.
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            (Continued, and to be signed and dated, on reverse side)

2. Ratification of Appointment of Auditors  FOR |_|   AGAINST |_|    ABSTAIN |_|

3. Upon such other business as may properly come before the meeting.

Give Title when signing as attorney, executor, administrator, trustee or corporate officer. EACH joint owner should sign. Sign EXACTLY as name is printed hereon.

Dated:   ___________________________________, 1998

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